Exhibit 99.1

Viveve Announces Relocation of Corporate Headquarters to Denver, Colorado

Company to receive up to $2.3 million in state tax credits

SUNNYVALE, CA -- (Marketwired) – February 3, 2017 – Viveve Medical Inc. (“Viveve”) (NASDAQ: VIVE), a medical technology company focused on women's health and wellness, today announced the signing of a lease agreement for the relocation of the company’s corporate headquarters to Englewood, Colorado. Physical relocation is planned toward the end of Q1 2017 pending completion of the build-out of all office and warehouse facilities.

“Last year was a dynamic period of growth for Viveve including FDA clearance for our Viveve System in the U.S. Establishment of our new corporate headquarters in Colorado positions us to continue to build momentum as we work to maximize the commercial opportunities for the Viveve® System around the world and as we plan to introduce new innovations in women’s health in the years ahead,” said Patricia Scheller, chief executive officer. “The greater-Denver area is a dynamic business center – especially for medical technology companies. We’re enthusiastic that Colorado will provide a very attractive quality of life for our employees in addition to having a strong economy, positive growth outlook and highly educated workforce.”

Governor John Hickenlooper stated, “We are pleased that Viveve has chosen Colorado for the relocation of its headquarters. Colorado's pro-business and collaborative environment, as well as our robust workforce and global reach, continues to attract and retain exceptional companies."  Michelle Hadwiger, Global Business Development Director and Deputy Director of OEDIT added, “Colorado offers a lower cost of doing business than our peer markets and coastal cities and companies like Viveve are seizing this competitive advantage. We know that Viveve will find great success here.”

The new 12,400 square foot facility will serve as the location for Viveve corporate offices as well as warehouse operations to support the company’s global distribution network in 69 countries around the world.

About Viveve

Viveve Medical, Inc. is a women's health and wellness company passionately committed to advancing new solutions to improve women's overall well-being and quality of life.  The internationally patented GENEVEVE™ treatment, incorporates clinically-proven, cryogen-cooled, monopolar radiofrequency (CMRF) to uniformly deliver volumetric heating while gently cooling surface tissue to generate robust neocollagenesis in one 30-minute in-office session.

In the United States, the GENEVEVE treatment is cleared by the FDA for general surgical procedures for electrocoagulation and hemostasis. Consistent with approvals in many countries internationally, Viveve is currently seeking regulatory clearance in the United States for improvement in sexual function. For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

Geneveve is a trademark of Viveve, Inc.

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